UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

LOCAL BOUNTI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40125	83-3686055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
	490 Foley Lane
Hamilton	MT	59840
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 640-4016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note and Warrant Purchase Agreement

On August 1, 2025, Local Bounti Corporation, a Delaware corporation (the “Company”), entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with U.S. Bounti, LLC (the “Purchaser”), providing for the purchase, sale and issuance of (i) a convertible note with an initial principal balance of $10.0 million (the “Note”) and (ii) a common stock purchase warrant (the “Warrant”) pursuant to which the Purchaser has the right to purchase and acquire 550,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Company intends to use the proceeds from the sale of the Note and the Warrant for working capital and general corporate purposes and certain capital expenditures as set forth in the Purchase Agreement.

The Note bears interest at a rate of 6.0% per year, commencing on the date of the initial issuance of the Note (the “Issuance Date”). Interest will accrue semi-annually on each June 30 and December 31, commencing December 31, 2025 (each, a “PIK Interest Payment Due Date”), and will be payable semi-annually in arrears on each PIK Interest Payment Due Date by automatically increasing the principal amount of the Note by the amount of such interest (with such increased amount thereafter accruing interest as well) on each PIK Interest Payment Due Date (“PIK Interest”).

From time to time after the third anniversary of the Issuance Date, interest may be payable quarterly in arrears in cash on each March 31, June 30, September 30 and December 31, commencing December 31, 2028 (each, a “Cash Interest Payment Due Date”), in each case, in an amount equal to interest accrued during the quarter ending on such Cash Interest Payment Due Date, so long as certain conditions are met as set forth in the Note.

During the term of the Note, the Note will be convertible into shares of Common Stock from time to time at the option of the Purchaser, upon delivery on one or more occasions of a written notice to the Company electing to convert all or any portion of Note Obligations Amount. The initial conversion price of the Note is $2.50 per share of Common Stock (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, dividends or distributions, recapitalizations or similar transactions.

On the fourth anniversary of the Issuance Date, fifty percent (50%) of the Note Obligations Amount will be automatically converted into shares of Common Stock at the Conversion Price. The remaining fifty percent (50%) of the Note Obligations Amount will be automatically converted into shares of Common Stock at the Conversion Price on the maturity date of the Note. Notwithstanding the foregoing, however, fifty percent (50%) of the Note Obligations Amount may be payable in cash on the fourth anniversary of the Issuance Date, with the remaining fifty percent (50%) of the Note Obligations Amount repaid in cash on the maturity date of the Note, so long as certain conditions are met as set forth in the Note.

Conversion of the full initial principal amount of the Note would result in the issuance of 4,000,000 shares of Common Stock if converted at $2.50 per share, which amount is subject to increase by any PIK Interest that is added to the outstanding principal under the terms of the Note.

The Purchase Agreement includes customary representations, warranties and covenants and sets forth standard events of default upon which the Note may be declared immediately due and payable and will be subordinated to the obligations under the Senior Credit Agreement.

The Warrant is exercisable immediately at an exercise price of $0.125 per share of Common Stock and will expire 10 years from the initial exercise date.

Pursuant to the terms of the Purchase Agreement, the Purchaser will not have the right to receive, upon conversion of the Note or exercise of the Warrant, any shares of Common Stock if the issuance of such shares of Common Stock would exceed 1% of the issued and outstanding Common Stock, except that such limitation will not apply after the date that stockholder approval is obtained and deemed effective, as required by the rules and regulations of the New York Stock Exchange (the “Required Stockholder Approval”). The Company is required to seek the Required Stockholder Approval at a special stockholders meeting within three months of the Closing.

The Note, the Warrant and the shares of Common Stock issuable upon conversion of the Note or exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Twelfth Amendment to Credit Agreement

On August 1, 2025 (the “Transaction Date”), the Company entered into a Twelfth Amendment to Senior Credit Agreement with Cargill Financial Services International, Inc., a Delaware corporation (“Cargill Financial”) (such amendment, the “Twelfth Amendment”) to amend the Credit Agreement dated as of September 3, 2021, by and among Local Bounti Operating Company LLC, a Delaware limited liability company (“Opco”), each subsidiary of Opco identified as a “Borrower” therein, and Cargill Financial (as amended by a First Amendment to Credit Agreements and Subordination Agreement dated as of March 14, 2022, a

Second Amendment to Credit Agreements dated as of August 11, 2022 (and effective as of June 30, 2022), a Third Amendment to Credit Agreements dated as of December 30, 2022, a Fourth Amendment to Credit Agreements dated as of January 6, 2023, a Fifth Amendment to Credit Agreements dated as of March 13, 2023, a Sixth Amendment to Credit Agreements dated as of March 28, 2023, a Seventh Amendment to Credit Agreements dated as of October 2, 2023, an Eighth Amendment to Credit Agreements dated as of January 23, 2024, a Ninth Amendment to Credit Agreements dated as of March 26, 2024, a Tenth Amendment to Credit Agreements dated as of June 28, 2024, and a Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement dated as of March 31, 2025, and as further amended, restated, supplemented or otherwise modified from time to time prior to the Transaction Date, the “Senior Credit Agreement”). Pursuant to the terms of the Twelfth Amendment, $10.0 million of loans outstanding under the Senior Credit Agreement, excluding accrued and outstanding interest, was cancelled and discharged (the “Debt Reduction”). Following the Debt Reduction, the aggregate principal amount of loans outstanding under the Senior Credit Agreement is $302.0 million.

The foregoing descriptions of the Note, the Warrant, the Purchase Agreement and the Twelfth Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full texts of the Note, the Warrant, the Purchase Agreement and the Twelfth Amendment, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. In connection with the issuance of the Note and the Warrant described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the transactions set forth under Item 1.01 of this Current Report, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Note by and between Local Bounti Corporation and U.S. Bounti, LLC.
4.2	Common Stock Purchase Warrant issued by Local Bounti Corporation to U.S. Bounti, LLC.
10.1	Convertible Note and Warrant Purchase Agreement, dated August 1, 2025, by and between Local Bounti Corporation and U.S. Bounti, LLC.
10.2
Twelfth Amendment to Senior Credit Agreement, dated as of August 1, 2025, by and among Local Bounti Operating Company LLC, Local Bounti Corporation, the subsidiary borrowers and guarantors. signatory thereto, and Cargill Financial Services International, Inc., in its capacity as the lender.

99.1	Press Release, dated August 4, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President, Chief Executive Officer and Chief Financial Officer
Date: August 4, 2025